Contacts:	For Media:	For Financials:
	John Oxford	Kevin Chapman
	Vice President	Executive Vice President
	Director of External Affairs	Chief Financial Officer
	(662) 680-1219	(662) 680-1450
	joxford@renasant.com	kchapman@renasant.com

RENASANT ANNOUNCES 2014
SECOND QUARTER EARNINGS

TUPELO, MISSISSIPPI (July 15, 2014) - Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced its financial results for the second quarter of 2014. Net income increased 85% for the second quarter of 2014 to $14,853,000, or basic and diluted earnings per share (“EPS”) of $0.47, as compared to $8,019,000, or basic and diluted EPS of $0.32, for the second quarter of 2013. The Company’s balance sheet and results of operations as of and for the three months ending June 30, 2014, include the impact of the Company’s acquisition of First M&F Corporation (“First M&F”), which was completed on September 1, 2013. Periods presented prior to September 1, 2013, do not reflect any impact from the First M&F acquisition.

For the second quarter of 2014, the Company’s return on assets and return on equity were 1.02% and 8.67%, respectively, as compared to 0.76% and 6.35%, respectively, for the second quarter of 2013. The Company’s 2014 second quarter return on tangible assets and return on tangible equity were 1.15% and 16.55%, respectively, as compared to 0.82% and 10.47%, respectively, for the second quarter of 2013.

“Our second quarter financial results reflect the achievement of several key short-term initiatives and continued progress on our long-term strategies, specifically a return to higher levels of sustainable profitability and replenishing capital deployed in the First M&F acquisition. Focusing first on sustainable profitability, our earnings per share of 47 cents represents our highest quarterly earnings in the 110-year history of our company excluding quarters which recognized one-time gains associated with acquisitions. In addition, our return on assets was 1.02% for the quarter, marking the first time our return on assets exceeded 1% since the economic downturn,” commented Renasant Chairman and Chief Executive Officer, E. Robinson McGraw. “These accomplishments were driven by annualized linked quarter non-acquired loan growth of 20.1% and a continued focus on generating revenues from our diversified lines of business while at the same time managing expenses to ensure future revenue growth is maximized. In regards to capital levels, our tangible common equity ratio stands at 7.00% at June 30, 2014, which, coupled with our strong regulatory capital ratios, will continue to support future balance sheet growth whether that growth is organic or the result of an external opportunity.”

Total assets as of June 30, 2014, were approximately $5.83 billion, as compared to $5.74 billion from December 31, 2013, and $5.9 billion on a linked quarter basis. The decrease in assets on a linked quarter basis is due to the seasonal runoff of deposits, primarily in public fund deposits, and the related divestiture of the liquid assets (low-yielding interest bearing cash or short-term investments) in which these seasonal deposits were invested.

Total loans, including loans acquired in either the First M&F merger or in FDIC-assisted transactions (collectively referred to as “acquired loans”), were approximately $3.96 billion at June 30, 2014, as compared to $3.88 billion at December 31, 2013, and $3.87 billion on a linked quarter basis. Excluding acquired loans, loans grew 7.3%, or 14.6% annualized, to $3.10 billion at June 30, 2014, as compared to $2.89 billion at December 31, 2013, and increased 5.0%, or 20.1% annualized, from $2.95 billion on a linked quarter basis.

Total deposits were $4.89 billion at June 30, 2014, as compared to $4.84 billion at December 31, 2013, and $5.00 billion on a linked quarter basis. Noninterest-bearing deposits averaged approximately $905.2 million, which represents 18.4% of the Company’s average deposits, for the second quarter of 2014, as compared to $562.1 million, or 16% of average deposits, for the second quarter of 2013. The Company’s cost of funds was 48 basis points for the second quarter of 2014, as compared to 60 basis points for the same quarter in 2013.

As of June 30, 2014, the Company's Tier 1 leverage capital ratio was 8.91%, its Tier 1 risk-based capital ratio was 11.82%, and its total risk-based capital ratio was 12.96%. The Company’s tangible common equity ratio was 7.00%. All of the Company’s regulatory capital ratios increased on a linked quarter basis and continue to be in excess of the regulatory minimums required to be classified as “well-capitalized.”

Net interest income was $52.2 million for the second quarter of 2014, as compared to $34.4 million for the second quarter of 2013 and $50.0 million for the first quarter of 2014. Net interest margin was 4.24% for the second quarter of 2014, as compared to 3.88% for the second quarter of 2013 and 4.04% for the first quarter of 2014.

Noninterest income was $19.5 million for the second quarter of 2014, as compared to $17.3 million for the second quarter of 2013 and $18.6 million on a linked quarter basis. The Company’s increase in noninterest income year-over-year is primarily attributable to the First M&F merger, notably a 37% increase in service charges and a 120% increase in insurance commissions and fees. On a linked quarter basis, the Company’s growth in noninterest income was driven by higher levels of deposit and loan fees, and increased revenues generated from the Company’s insurance, wealth management and mortgage banking divisions.

Noninterest expense was $49.4 million for the second quarter of 2014, as compared to $37.7 million for the second quarter of 2013. The increase in noninterest expense, as compared to the same period in 2013, was primarily due to the expenses of the acquired First M&F operations. The increase in expense was offset, however, by a significant reduction in costs associated with other real estate owned (“OREO”) as OREO expense decreased approximately 39.76% as compared to the second quarter of 2013. On a linked quarter comparison, noninterest expense increased primarily due to higher levels of salaries and employee benefits as a result of higher commissions on mortgage and insurance production and higher than anticipated health insurance claims.

At June 30, 2014, total nonperforming loans (loans 90 days or more past due and nonaccrual loans) were $73.2 million and total OREO was $41.8 million. The Company’s nonperforming loans and OREO that were acquired either through the First M&F merger or in connection with FDIC-assisted transactions (collectively referred to as “acquired nonperforming assets”) were $52.4 million and $17.9 million, respectively, at June 30, 2014.

Since the acquired nonperforming assets were recorded at fair value at the time of acquisition or subject to loss-share agreements with the FDIC, which significantly mitigates our actual loss, the remaining information in this release on nonperforming loans, OREO and the related asset quality ratios excludes these acquired nonperforming assets.

The Company’s nonperforming loans were $20.8 million as of June 30, 2014, as compared to $19.2 million as of December 31, 2013. Nonperforming loans as a percentage of total loans were 0.67% as of June 30, 2014, as compared to 0.66% as of December 31, 2013.

Annualized net charge-offs as a percentage of average loans were 0.23% for the second quarter of 2014, as compared to 0.35% for the second quarter of 2013. The Company recorded a provision for loan losses of $1.5 million for the second quarter of 2014, as compared to $3.0 million for the second quarter of 2013.

The allowance for loan losses totaled $47.3 million at June 30, 2014, as compared to $47.7 million as of December 31, 2013. The allowance for loan losses as a percentage of loans was 1.53% as of June 30, 2014, as compared to 1.65% as of December 31, 2013.

The Company’s coverage ratio, or its allowance for loan losses as a percentage of nonperforming loans, was 227.53% as of June 30, 2014, as compared to 248.90% as of December 31, 2013. Loans 30-to-89 days past due as a percentage of total loans declined to 0.25% at June 30, 2014, as compared to 0.31% at December 31, 2013. OREO was $23.9 million as of June 30, 2014, as compared to $27.5 million as of December 31, 2013.

“In closing, our quarterly results represent our efforts to increase profitability in an economic period where competition results in thin margins. Despite these headwinds, our strong commercial and mortgage loan pipelines and our continued focus on improving our efficiency positions us to be opportunistic and drive higher levels of future profitability,” stated McGraw.

CONFERENCE CALL INFORMATION:
A live audio webcast of a conference call with analysts will be available beginning at 10:00 AM Eastern Time on Wednesday, July 16, 2014.

The webcast and call can be accessed by pre-registering (preferred method) at http://dpregister.com/10049152 or visiting http://services.choruscall.com/links/rnst140716.html at the time of the call. To access the conference via telephone, dial 1-877-513-1143 in the United States and request the Renasant Corporation Second Quarter 2014 Earnings Webcast and Conference Call. International participants should dial 1-412-902-4145 to access the conference call.

The webcast will be archived on www.renasant.com beginning one hour after the call and will remain accessible for one year. Replays can also be accessed via telephone by dialing 1-877-344-7529 in the United States and entering conference number 10049152 or by dialing 1-412-317-0088 internationally and entering the conference number. Telephone replay access is available until 9:00 AM ET on July 31, 2014.

ABOUT RENASANT CORPORATION:

Renasant Corporation is the parent of Renasant Bank, a 110-year-old financial services institution, and Renasant Insurance. Renasant has assets of approximately $5.8 billion and operates more than 120 banking, mortgage, financial services and insurance offices in Mississippi, Tennessee, Alabama and Georgia.

NOTE TO INVESTORS:

This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

NON-GAAP FINANCIAL MEASURES:

In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. These non-GAAP financial measures adjust GAAP financial measures to exclude intangible assets, which the Company’s management uses when evaluating capital utilization and adequacy. In addition, the Company believes that these non-GAAP financial measures facilitate the making of period-to-period comparisons and are meaningful indications of its operating performance particularly because these measures are widely used by industry analysts for companies with merger and acquisition activities. Also, because intangible assets such as goodwill and the core deposit intangible can vary extensively from company to company and are excluded from the calculation of a financial institution’s regulatory capital, the Company believes that the presentation of this non-GAAP financial information allows readers to more easily compare the Company’s results to information provided in other regulatory reports and the results of other companies.

The specific non-GAAP financial measures used are return on average tangible shareholders’ equity, return on average tangible assets and the ratio of tangible equity to tangible assets (commonly referred to as the “tangible capital ratio”). The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Investors should note that, because there are no standardized definitions for the calculations as well as the results, the Company’s calculations may not be comparable to other similarly titled measures presented by other companies. Also there may be limits in the usefulness of these measures to investors. As a result, the Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of GAAP to Non-GAAP.”

###

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
							Q2 2014 -	For The Six Months Ending
	2014		2013				Q2 2013	June 30,
	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2014	2013	Variance
Statement of earnings
Interest income - taxable equivalent basis	$60,004	$57,810	$58,644	$46,083	$41,331	$40,371	45.18	$117,814	$81,702	44.20
Interest income	$58,277	$56,177	$57,076	$44,638	$39,945	$38,945	45.89	$114,454	$78,890	45.08
Interest expense	6,108	6,206	6,408	5,890	5,541	5,564	10.23	12,314	11,105	10.89
Net interest income	52,169	49,971	50,668	38,748	34,404	33,381	51.64	102,140	67,785	50.68
Provision for loan losses	1,450	1,450	2,000	2,300	3,000	3,050	(51.67)	2,900	6,050	(52.07)
Net interest income after provision	50,719	48,521	48,668	36,448	31,404	30,331	61.50	99,240	61,735	60.75
Service charges on deposit accounts	6,194	5,915	6,165	5,361	4,509	4,500	37.37	12,109	9,009	34.41
Fees and commissions on loans and deposits	5,515	4,972	5,300	4,982	4,848	4,831	13.76	10,487	9,679	8.35
Insurance commissions and fees	2,088	1,863	1,869	1,295	951	861	119.56	3,951	1,812	118.05
Wealth management revenue	2,170	2,144	2,124	2,091	1,715	1,724	26.53	4,314	3,439	25.44
Securities gains (losses)	—	—	—	—	—	54	—	—	54	(100.00)
Gain on sale of mortgage loans	2,005	1,586	1,350	2,788	3,870	3,565	(48.19)	3,591	7,435	(51.70)
Gain on acquisition	—	—	—	—	—	—	—	—	—	—
Other	1,499	2,136	1,533	2,418	1,424	1,843	5.27	3,635	3,267	11.26
Total noninterest income	19,471	18,616	18,341	18,935	17,317	17,378	12.44	38,087	34,695	9.78
Salaries and employee benefits	29,810	28,428	29,911	25,689	21,906	21,274	36.08	58,238	43,180	34.87
Data processing	2,850	2,695	2,546	2,236	2,045	2,043	39.36	5,545	4,088	35.64
Occupancy and equipment	4,906	4,847	5,105	4,576	3,668	3,608	33.75	9,753	7,276	34.04
Other real estate	1,068	1,701	1,607	1,537	1,773	2,049	(39.76)	2,769	3,822	(27.55)
Amortization of intangibles	1,427	1,471	1,508	724	314	323	354.46	2,898	637	354.95
Merger-related expenses	—	195	1,879	3,763	385	—	(100.00)	195	385	(49.35)
Debt extinguishment penalty	—	—	—	—	—	—	—	—	—	—
Other	9,335	8,308	8,573	8,088	7,643	8,303	22.14	17,643	15,946	10.64
Total noninterest expense	49,396	47,645	51,129	46,613	37,734	37,600	30.91	97,041	75,334	28.81
Income before income taxes	20,794	19,492	15,880	8,770	10,987	10,109	89.26	40,286	21,096	90.97
Income taxes	5,941	5,895	4,620	2,133	2,968	2,538	100.17	11,836	5,506	114.97
Net income	$14,853	$13,597	$11,260	$6,637	$8,019	$7,571	85.22	$28,450	$15,590	82.49
Basic earnings per share	$0.47	$0.43	$0.36	$0.24	$0.32	$0.30	46.88	$0.90	$0.62	45.16
Diluted earnings per share	0.47	0.43	0.36	0.24	0.32	0.30	46.88	0.90	0.62	45.16
Average basic shares outstanding	31,496,737	31,436,148	31,366,019	27,234,927	25,223,749	25,186,229	24.87	31,466,610	25,205,092	24.84
Average diluted shares outstanding	31,698,198	31,724,474	31,617,681	27,447,382	25,373,868	25,288,785	24.92	31,682,496	25,334,898	25.05
Common shares outstanding	31,519,541	31,480,395	31,387,668	31,358,583	25,231,074	25,208,733	24.92	31,519,641	25,231,074	24.92
Cash dividend per common share	$0.17	$0.17	$0.17	$0.17	$0.17	$0.17	—	$0.34	$0.34	—
Performance ratios
Return on average shareholders' equity	8.67%	8.19%	6.71%	4.75%	6.35%	6.12%		8.44%	6.24%
Return on average tangible shareholders' equity	16.55%	16.05%	13.55%	8.74%	10.47%	10.19%		16.31%	10.34%
Return on average assets	1.02%	0.93%	0.78%	0.56%	0.76%	0.73%		0.98%	0.75%
Return on average tangible assets	1.15%	1.05%	0.90%	0.63%	0.82%	0.79%		1.10%	0.80%
Net interest margin (FTE)	4.24%	4.04%	4.16%	3.86%	3.88%	3.89%		4.14%	3.89%
Yield on earning assets (FTE)	4.72%	4.53%	4.67%	4.42%	4.49%	4.51%		4.62%	4.50%
Cost of funding	0.48%	0.48%	0.51%	0.57%	0.60%	0.62%		0.48%	0.61%
Average earning assets to average assets	87.39%	87.35%	86.78%	87.43%	87.32%	86.31%		87.37%	86.82%
Average loans to average deposits	79.11%	77.00%	79.89%	81.69%	80.93%	80.30%		78.05%	80.62%
Noninterest income (less securities gains/
losses) to average assets	1.34%	1.27%	1.27%	1.59%	1.64%	1.67%		1.31%	1.66%
Noninterest expense (less debt prepayment penalties/
merger-related expenses) to average assets	3.39%	3.25%	3.40%	3.59%	3.54%	3.63%		3.32%	3.58%
Net overhead ratio	2.06%	1.97%	2.14%	2.01%	1.90%	1.95%		2.01%	1.93%
Efficiency ratio (FTE)**	65.38%	65.48%	67.65%	71.25%	69.74%	71.51%		65.43%	70.61%
**Excludes debt extinguishment penalties and merger-related expenses from noninterest expense and profit (loss) on sales of securities and gains on acquisitions from noninterest income

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
							Q2 2014 -	For The Six Months Ending
	2014		2013				Q2 2013	June 30,
	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2014	2013	Variance
Average Balances
Total assets	$5,836,607	$5,927,884	$5,741,794	$4,729,079	$4,231,947	$4,206,411	37.92	$5,881,993	$4,219,250	39.41
Earning assets	5,100,834	5,178,069	4,982,614	4,134,730	3,695,409	3,630,759	38.03	5,139,238	3,663,263	40.29
Securities	1,026,948	1,002,519	924,179	819,351	754,515	698,863	36.11	1,014,801	726,843	39.62
Mortgage loans held for sale	26,004	19,925	25,248	37,056	32,318	22,347	(19.54)	22,981	27,360	(16.01)
Loans, net of unearned	3,897,028	3,868,747	3,865,615	3,213,853	2,845,260	2,804,618	36.97	3,882,966	2,825,051	37.45
Intangibles	302,181	303,599	304,388	227,606	190,362	190,787	58.74	302,886	190,573	58.93
Noninterest-bearing deposits	$905,180	$949,317	$888,888	$660,415	$562,104	$549,514	61.03	$927,126	$555,844	66.80
Interest-bearing deposits	4,020,754	4,074,746	3,949,909	3,273,658	2,953,435	2,943,247	36.14	4,047,601	2,948,369	37.28
Total deposits	4,925,934	5,024,063	4,838,797	3,934,073	3,515,539	3,492,761	40.12	4,974,727	3,504,213	41.96
Borrowed funds	169,373	170,091	173,583	189,909	164,894	163,981	2.72	169,730	164,440	3.22
Shareholders' equity	686,794	673,047	665,513	553,772	506,225	501,634	35.67	679,959	503,942	34.93

							Q2 2014 -	As of
	2014		2013				Q4 2013	June 30,
	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2014	2013	Variance
Balances at period end
Total assets	$5,826,020	$5,902,831	$5,746,270	$5,735,865	$4,242,401	$4,267,658	1.39	$5,826,020	$4,242,401	37.33
Earning assets	5,069,743	5,168,996	4,999,434	4,972,051	3,715,321	3,706,707	1.41	5,069,743	3,715,321	36.46
Securities	1,013,200	1,054,511	925,670	915,869	746,530	740,613	9.46	1,013,200	746,530	35.72
Mortgage loans held for sale	28,116	28,433	33,440	28,466	50,268	26,286	(15.92)	28,116	50,268	(44.07)
Loans acquired from M&F	694,115	746,047	813,451	891,420	—	—	(14.67)	694,115	—
Loans not acquired	3,096,286	2,947,836	2,885,802	2,794,116	2,683,017	2,594,438	7.29	3,096,286	2,683,017	15.40
Loans acquired and subject to loss share	167,129	173,545	181,765	195,996	201,494	213,872	(8.05)	167,129	201,494	(17.06)
Total loans	3,957,530	3,867,428	3,881,018	3,881,532	2,884,511	2,808,310	1.97	3,957,530	2,884,511	37.20
Intangibles	301,478	302,903	304,330	305,065	190,208	190,522	(0.94)	301,478	190,208	58.50
Noninterest-bearing deposits	$902,766	$914,964	$856,020	$876,138	$560,965	$567,065	5.46	$902,766	$560,965	60.93
Interest-bearing deposits	3,983,965	4,089,820	3,985,892	3,958,618	2,944,193	2,988,110	(0.05)	3,983,965	2,944,193	35.32
Total deposits	4,886,731	5,004,784	4,841,912	4,834,756	3,505,158	3,555,175	0.93	4,886,731	3,505,158	39.42
Borrowed funds	189,831	168,700	171,875	177,168	195,789	164,063	10.45	189,831	195,789	(3.04)
Shareholders' equity	688,215	676,715	665,652	657,256	500,678	502,375	3.39	688,215	500,678	37.46
Market value per common share	$29.07	$29.05	$31.46	$27.17	$24.34	$22.38	(7.60)	$29.07	$24.34	19.43
Book value per common share	21.83	21.50	21.21	20.96	19.84	19.93	2.92	21.83	19.84	10.03
Tangible book value per common share	12.27	11.87	11.51	11.23	12.31	12.37	6.60	12.27	12.31	(0.32)
Shareholders' equity to assets (actual)	11.81%	11.46%	11.58%	11.46%	11.80%	11.77%	1.99	11.81%	11.80%	0.08
Tangible capital ratio	7.00%	6.68%	6.64%	6.49%	7.66%	7.65%	5.42	7.00%	7.66%	(8.62)
Leverage ratio	8.91%	8.56%	8.68%	8.61%	9.83%	9.79%	2.65	8.91%	9.83%	(9.36)
Tier 1 risk-based capital ratio	11.82%	11.55%	11.41%	11.34%	12.87%	12.86%	3.59	11.82%	12.87%	(8.16)
Total risk-based capital ratio	12.96%	12.72%	12.58%	12.47%	14.14%	14.13%	3.02	12.96%	14.14%	(8.35)

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
								Q2 2014 -	As of
	2014		2013					Q4 2013	June 30,
	Second	First	Fourth	Third	Second		First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter		Quarter	Variance	2014	2013	Variance
Loans not acquired
Commercial, financial, agricultural	$365,262	$347,828	$341,600	$331,142	$307,718		$298,013	6.93	$365,262	$307,718	18.70
Lease Financing	1,767	612	52	75	103		162	3,298.08	1,767	103	1,615.53
Real estate- construction	172,319	149,450	147,075	127,013	117,339		109,484	17.16	172,319	117,339	46.86
Real estate - 1-4 family mortgages	966,546	941,260	928,803	891,422	859,884		834,204	4.06	966,546	859,884	12.40
Real estate - commercial mortgages	1,516,372	1,441,403	1,404,617	1,383,680	1,335,402		1,295,213	7.96	1,516,372	1,335,402	13.55
Installment loans to individuals	74,020	67,283	63,655	60,784	62,571		57,362	16.28	74,020	62,571	18.30
Loans, net of unearned	$3,096,286	$2,947,836	$2,885,802	$2,794,116	$2,683,017		$2,594,438	7.29	$3,096,286	$2,683,017	15.40
Loans acquired and subject to loss share
Commercial, financial, agricultural	$7,677	$8,283	$9,546	$10,280	$10,283		$10,157	(19.58)	$7,677	$10,283	(25.34)
Lease Financing	—	—	—	—	—		—	—	—	—	—
Real estate- construction	1,648	1,648	1,648	1,648	1,648		1,648	—	1,648	1,648	—
Real estate - 1-4 family mortgages	49,616	52,252	54,466	56,722	60,409		65,489	(8.90)	49,616	60,409	(17.87)
Real estate - commercial mortgages	108,166	111,337	116,077	127,315	129,120		136,541	(6.82)	108,166	129,120	(16.23)
Installment loans to individuals	22	25	28	31	34		37	(21.43)	22	34	(35.29)
Loans, net of unearned	$167,129	$173,545	$181,765	$195,996	$201,494		$213,872	(8.05)	$167,129	$201,494	(17.06)
Loans acquired from M&F
Commercial, financial, agricultural	$74,887	$84,004	$117,817	$139,821	$—		$—	(36.44)	$74,887	$—	—
Lease Financing	—	—	—	—	—		—	—	—	—	—
Real estate- construction	2,610	4,803	12,713	23,556	—		—	(79.47)	2,610	—	—
Real estate - 1-4 family mortgages	205,126	217,748	224,965	244,079	—		—	(8.82)	205,126	—	—
Real estate - commercial mortgages	390,781	415,418	429,878	449,589	—		—	(9.09)	390,781	—	—
Installment loans to individuals	20,711	24,074	28,078	34,375	—		—	(26.24)	20,711	—	—
Loans, net of unearned	$694,115	$746,047	$813,451	$891,420	$—		$—	(14.67)	$694,115	$—	—
Asset quality data
Assets not acquired:
Nonaccrual loans	$17,175	$18,365	$16,863	$19,995	$20,554		$25,382	1.85	$17,175	$20,554	(16.44)
Loans 90 past due or more	3,615	1,322	2,287	2,078	1,983		2,601	58.07	3,615	1,983	82.30
Nonperforming loans	20,790	19,687	19,150	22,073	22,537		27,983	8.56	20,790	22,537	(7.75)
Other real estate owned	23,950	25,117	27,543	27,357	33,247		39,786	(13.05)	23,950	33,247	(27.96)
Nonperforming assets not acquired	$44,740	$44,804	$46,693	$49,430	$55,784		$67,769	(4.18)	$44,740	$55,784	(19.80)
Assets acquired and subject to loss share:
Nonaccrual loans	$41,425	$46,078	$49,194	$49,585	$47,281	#	$47,972	(15.79)	$41,425	$47,281	(12.39)
Loans 90 past due or more	—	32	—	505	126	#	—	—	—	126	(100.00)
Nonperforming loans	41,425	46,110	49,194	50,090	47,407	#	47,972	(15.79)	41,425	47,407	(12.62)
Other real estate owned	7,472	10,218	12,942	16,580	27,835	#	35,095	(42.27)	7,472	27,835	(73.16)
Nonperforming assets acquired and subject to loss share	$48,897	$56,328	$62,136	$66,670	$75,242	#	$83,067	(21.31)	$48,897	$75,242	(35.01)
Assets acquired from M&F:
Nonaccrual loans	$5,966	$6,393	$6,275	$224	$—	#	$—	(4.92)	$5,966	$—	—
Loans 90 past due or more	5,057	1,922	1,899	8,568	—	#	—	166.30	5,057	—	—
Nonperforming loans	11,023	8,315	8,174	8,792	—	#	—	34.85	11,023	—	—
Other real estate owned	10,381	12,406	12,402	13,223	—	#	—	(16.30)	10,381	—	—
Nonperforming assets acquired from M&F	$21,404	$20,721	$20,576	$22,015	$—	#	$—	4.02	$21,404	$—	—
Net loan charge-offs (recoveries)	$2,195	$1,067	$584	$3,084	$2,471		$893	275.86	$3,262	$3,364	(3.03)
Allowance for loan losses	47,304	48,048	47,666	46,250	47,034		46,505	(0.76)	47,304	47,034	0.57
Annualized net loan charge-offs / average loans	0.23%	0.11%	0.06%	0.38%	0.35%		0.13%		0.17%	0.24%
Nonperforming loans / total loans*	1.85%	1.92%	0.74%	0.84%	0.84%		1.08%		1.85%	2.42%
Nonperforming assets / total assets*	1.97%	2.06%	1.17%	1.25%	1.31%		1.59%		1.97%	3.09%
Allowance for loan losses / total loans*	1.20%	1.24%	1.29%	1.25%	1.75%		1.79%		1.20%	1.63%
Allowance for loan losses / nonperforming loans*	64.59%	64.83%	174.45%	149.85%	208.70%		166.19%		64.59%	67.25%
Nonperforming loans / total loans**	0.67%	0.67%	0.66%	0.79%	0.84%		1.08%		0.67%	0.84%
Nonperforming assets / total assets**	0.77%	0.76%	0.81%	0.86%	1.31%		1.59%		0.77%	1.31%
Allowance for loan losses / total loans**	1.53%	1.63%	1.65%	1.66%	1.75%		1.79%		1.53%	1.75%
Allowance for loan losses / nonperforming loans**	227.53%	244.06%	248.91%	209.53%	208.70%		166.19%		227.53%	208.70%
*Based on all assets (includes acquired assets)
**Excludes assets acquired from M&F and assets covered under loss share

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

			RECONCILIATION OF GAAP TO NON-GAAP

							For The Six Months Ending
	2014		2013				June 30,
	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2014	2013
Net income (GAAP)	$14,853	$13,597	$11,260	$6,637	$8,019	$7,571	$28,450	$15,590
Amortization of intangibles, net of tax	1,019	1,026	1,069	548	229	242	2,047	471
Tangible net income (non-GAAP)	$15,872	$14,623	$12,329	$7,185	$8,248	$7,813	$30,497	$16,061

Average shareholders' equity (GAAP)	$686,794	$673,047	$665,513	$553,772	$506,225	$501,634	$679,959	$503,942
Intangibles	302,181	303,599	304,388	227,606	190,362	190,787	302,886	190,573
Average tangible s/h's equity (non-GAAP)	$384,613	$369,448	$361,125	$326,166	$315,863	$310,847	$377,073	$313,369

Average total assets (GAAP)	$5,836,607	$5,927,920	$5,741,794	$4,729,079	$4,231,947	$4,206,411	$5,881,993	$4,219,250
Intangibles	302,181	303,599	304,388	227,606	190,362	190,787	302,886	190,573
Average tangible assets (non-GAAP)	$5,534,426	$5,624,321	$5,437,406	$4,501,473	$4,041,585	$4,015,624	$5,579,107	$4,028,677

Actual total assets (GAAP)	$5,826,020	$5,906,071	$5,746,270	$5,735,865	$4,242,401	$4,267,658	$5,826,020	$4,242,401
Intangibles	301,478	302,903	304,330	305,065	190,208	190,522	301,478	190,208
Actual tangible assets (non-GAAP)	$5,524,542	$5,603,168	$5,441,940	$5,430,800	$4,052,193	$4,077,136	$5,524,542	$4,052,193

(1) Return on Average Equity
Return on avg s/h's equity (GAAP)	8.67%	8.19%	6.71%	4.75%	6.35%	6.12%	8.44%	6.24%
Effect of adjustment for intangible assets	7.88%	7.86%	6.83%	3.98%	4.12%	4.07%	7.87%	4.10%
Return on avg tangible s/h's equity (non-GAAP)	16.55%	16.05%	13.55%	8.74%	10.47%	10.19%	16.31%	10.34%

(2) Return on Average Assets
Return on (average) assets (GAAP)	1.02%	0.93%	0.78%	0.56%	0.76%	0.73%	0.98%	0.75%
Effect of adjustment for intangible assets	0.13%	0.12%	0.12%	0.08%	0.06%	0.06%	0.13%	0.06%
Return on average tangible assets (non-GAAP)	1.15%	1.05%	0.90%	0.63%	0.82%	0.79%	1.10%	0.80%

(3) Shareholder Equity Ratio
Shareholders' equity to (actual) assets (GAAP)	11.81%	11.46%	11.58%	11.46%	11.80%	11.77%	11.81%	11.80%
Effect of adjustment for intangible assets	4.81%	4.79%	4.94%	4.97%	4.14%	4.12%	4.81%	4.14%
Tangible capital ratio (non-GAAP)	7.00%	6.68%	6.64%	6.49%	7.66%	7.65%	7.00%	7.66%